Exhibit 99.906 Cert

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Barings Funds Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Barings Funds Trust for the period ended June 30, 2017, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Barings Funds Trust for the stated period.

/s/ Duncan Robertson		/s/ Carlene Pollock
Duncan Robertson President		Carlene Pollock Chief Financial Officer

Dated:	September 8, 2017

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Barings Funds Trust for purposes of Section 18 of the Securities Exchange Act of 1934.